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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-160754 on Form S-1 of AMC Entertainment Inc. of our report dated March 9, 2010 relating to the financial statements of National CineMedia, LLC appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado
October 14, 2010

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  Exhibit 23.3